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EXHIBIT 99.3      LETTER FROM BRETT N. SILVERS TO FIRST INTERNATIONAL BANK
                  CUSTOMERS AND Q&A ATTACHMENT

January 16, 2001

To Our Valued Customers and Associates:

         As we launch into 2001, I am very pleased to announce the beginning of a new era at First International Bank. We have signed a definitive agreement with United Parcel Service, Inc. for our company to join forces with UPS Capital, the financial services arm of UPS. According to Fortune Magazine's annual survey, UPS is the nation's 45th largest company, and in January 2000 UPS was named "Company of the Year" by Forbes.

         Our acquisition by UPS represents a positive step in First International's goal of supporting the growth and competitiveness of small and medium-sized industrial companies worldwide. With our combined teams delivering capital solutions together, you will be able to continue benefiting from First International's robust financial solutions while also utilizing the supply chain financing services of UPS Capital.

         The anticipated timetable calls for the transaction to be completed mid to late second quarter 2001, subject to regulatory approvals and other closing conditions. Please note that our plan is to remain headquartered in Hartford, Connecticut, and we anticipate no significant changes in our personnel or the way we do business during the transition period or afterwards. Both organizations share a simple philosophy: customers, not transactions, drive our business. Be assured that we will keep you apprised of our progress and the new opportunities that await you as a customer of our combined organizations.

         First International representatives will be glad to answer your questions regarding this announcement. For more information, you may log onto our website at www.firstinterbank.com, or the UPS Capital website at www.upscapital.com, to review our news release. The attached Q&A should also help answer some of your questions.

         Most of all, on behalf of our employees and shareholders, I would like to express our gratitude to you for contributing to the remarkable growth and success of First International Bank. We look forward to continuing to serve you, soon to be supported by the tremendous strength, resources and global presence of UPS Capital.

Sincerely,

/s/ BRETT N. SILVERS

Brett N. Silvers
Chairman and Chief Executive Officer
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[LOGO]                                                  First International Bank
                                                        Q&A
                                                        January 16, 2001

WHY IS UPS BUYING FIRST INTERNATIONAL BANCORP?

The acquisition will add First International's innovative structured trade finance and commercial lending programs to the expanding capabilities of UPS Capital Corporation, the financial services subsidiary of UPS. UPS believes the acquisition will create a powerful combination of financial, shipping and logistics solutions for customers that will enable them to better manage their supply chains through the integration of funds, goods and information. First International's expertise in government-backed lending will enhance UPS Capital's financial services portfolio, which currently includes global trade finance, asset-based lending, factoring and equipment leasing.

WHAT DOES FIRST INTERNATIONAL HAVE THAT UPS CAPITAL NEEDS?

First International, a proven global lender, has a broad range of commercial and international financing products, an award-winning reputation, and a leadership position in the government-guaranteed lending programs of the U.S. Small Business Administration, the U.S. Department of Agriculture, and the Export-Import Bank of the United States.

HOW DOES UPS CAPITAL SEE FIRST INTERNATIONAL'S CURRENT CUSTOMERS?

First International serves an important market (small- and medium-sized industrial companies with sales of $1 million to $50 million) that has been traditionally underserved by financial institutions. Because these are the same customers that UPS serves with its transportation, logistics, and financing solutions, First International's customers are key markets for both UPS and UPS Capital.

WHEN WILL THIS TRANSACTION BE CLOSED?

We expect to complete the transaction, following the receipt of all required regulatory approvals and satisfaction of other closing conditions, mid to late second quarter 2001.

ARE YOU GOING TO MOVE FIRST INTERNATIONAL'S OPERATIONS TO ATLANTA?

No, our plan is for First International to remain headquartered in Hartford, together with its lending and operational staff.

WILL I RETAIN MY CURRENT ACCOUNT OFFICER?

We anticipate no changes in the account officer staffing.

ARE YOU GOING TO CUT SUPPORT STAFF OR SHIFT RESPONSIBILITIES TO ATLANTA?

No. First, there is little or no overlap in staffing between First International and UPS Capital. Second, First International will operate as it has in the past, with its customer decision-making processes remaining in Hartford.

                                      # # #

         Except for historical information contained herein, the statements made in this release constitute forward-looking statements within the meaning of
Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements include statements regarding the intent, belief or current expectations of UPS and its management regarding the company's strategic directions, prospects and future results, as well as statements relating to regulatory approvals required in
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connection with the proposed transaction, the prospects and financial condition of the combined operations of UPS and First International Bancorp, the ability of the parties to successfully consummate the transaction and integrate the operations of the combined enterprises and other statements relating to future events and financial performance. Such forward-looking statements involve certain risks and uncertainties. Important factors may cause actual results to differ materially from those contained in forward-looking statements. These include the failure of the proposed transaction to be completed for any reason, the competitive environment in which UPS operates, economic and other conditions in the markets in which UPS operates, strikes, work stoppages and slowdowns, governmental regulation, increases in aviation and motor fuel prices, cyclical and seasonal fluctuations in operating results and other risks discussed in filings that UPS has made with the Securities and Exchange Commission, including its Annual Report on Form 10-K for the fiscal year ended December 31, 1999, which discussions are incorporated herein by reference.

         Many important factors could also cause actual results to differ materially from those in the forward-looking statements made by or about First International. Such factors include, but are not limited to, changes (legislative, regulatory and otherwise) in the banking and commercial finance industries and those specifically relating to the continuation in their present form of the government guaranteed loan programs utilized by First International; the ability of First International to continue its recent growth in an increasingly competitive market for loan originations; disruption in the capital markets which may delay or prevent First International from receiving funding under warehouse lines of credit or completing loan sales and securitizations; and other risks identified in First International's Securities and Exchange Commission filings.

         UPS and First International Bancorp, Inc. will be filing a proxy statement/prospectus and other relevant documents concerning the merger with the United States Securities and Exchange Commission. These documents will contain important information, and we urge investors to read them. Investors will be able to obtain the documents free of charge at the SEC's website. www.sec.gov. Please read the proxy statement/prospectus carefully before making a decision concerning the merger.